Company Contact:	David Weinberg Chief Financial Officer SKECHERS USA, Inc. (310) 318-3100

Investor Relations:	Andrew Greenebaum Integrated Corporate Relations (310) 395-2215

SKECHERS USA ANNOUNCES DISMISSAL OF SHAREHOLDERS SECURITIES CLASS ACTION COMPLAINT

MANHATTAN BEACH, CA. – April 29, 2005 – SKECHERS USA, Inc. (NYSE: SKX), a global leader in lifestyle footwear, today announced that the United States District Court for the Central District of California dismissed the first amended consolidated shareholders securities class action complaint filed against the Company and certain of the Company’s individual officers and directors and entered final judgment in their favor.

The first amended consolidated class action complaint named as defendants the Company and certain of its officers and directors and alleged violations of the federal securities laws on behalf of persons who purchased publicly traded securities of the Company between April 3, 2002 and December 9, 2002. The original shareholder securities class action complaint was filed against the Company on March 25, 2003. Additional complaints followed, the court ordered the cases to be consolidated in July 2003 and the plaintiffs filed a consolidated complaint entitled In re SKECHERS U.S.A. Securities Litigation in September 2003. Further information on the individual complaints can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2004. The court dismissed the original consolidated complaint in May 2004 and the first amended consolidated complaint in March 2005. On April 7, 2005, the plaintiffs elected to stand on the first amended consolidated complaint and requested entry of judgment so that an appeal from the court’s ruling could be taken. On April 26, 2005, the court entered final judgment in favor of the Company and the plaintiffs have thirty days from April 26, 2005 to appeal the judgment.

SKECHERS USA, Inc., based in Manhattan Beach, California, designs, develops and markets a diverse range of footwear for men, women and children under 12 unique brand names. The Company has also granted select third party licenses for SKECHERS-branded apparel, swimwear and hosiery. SKECHERS footwear is available in the United States via department and specialty stores, Company-owned SKECHERS retail stores and its e-commerce website, as well as in over 100 countries and territories through the Company’s global network of distributors and Canadian and European subsidiaries. Please visit www.skechers.com or call the Company’s information line at 877-INFO-SKX.

This announcement may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of the Company’s future performance. Factors that might cause or contribute to such differences include international, national and local general economic, political and market conditions; intense competition among sellers of footwear for consumers; changes in fashion trends and consumer demands; popularity of particular designs and categories of products; the level of sales during the spring, back-to-school or holiday selling seasons; the inability to anticipate, identify, interpret or forecast changes in fashion trends, consumer demand for the Company’s products and the various market factors described above; the ability of the Company to maintain its brand image; the ability to sustain, manage or forecast the Company’s growth and inventories; the ability to secure and protect trademarks, patents and other intellectual property; the loss of significant customers, decreased demand by industry retailers and cancellation of order commitments; potential disruptions in manufacturing related to overseas sourcing and concentration of production in China, including, without limitation, difficulties associated with electrical shortages or work stoppages that may lead to production delays; increased costs of freight and transportation to meet delivery deadlines; business disruptions due to energy shortages or natural disasters such as an earthquake due to the location of our domestic warehouse, headquarters and a substantial number of our retail stores; changes in business strategy or development plans; the ability to obtain additional capital to fund operations, finance growth and service debt obligations; the ability to attract and retain qualified personnel; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; and other factors referenced or incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2004.

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